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                                                                    EXHIBIT 99.3

    A registration statement has been filed with the Securities and Exchange Commission in connection with the Exchange Offer. The completion of the Exchange Offer is dependent upon the registration statement becoming effective.

                           Danka Business Systems PLC

                       Exchange offer for the outstanding
    6.75% Convertible Subordinated Notes due April 1, 2002 of Danka Business
                                  Systems PLC

    The exchange offer will expire at 11:59 p.m., New York City time, on June 22, 2001 unless the exchange offer is extended. Tenders may be withdrawn prior to 11:59 p.m., New York City time, on the expiration date.


                                                              June 11, 2001


To Our Clients:

   Enclosed for your consideration are the prospectus and a form of letter of transmittal relating to the offer by Danka Business Systems PLC to exchange cash and new debt securities for your 6.75% convertible subordinated notes due 2002 that are validly tendered, not withdrawn, and accepted, in this exchange offer. Holders can select the form of consideration that they will receive for their old notes from the following three options:

  .Limited Cash Option

    $400 in cash for every $1,000 in principal amount of notes tendered under this option, up to an aggregate maximum of $24 million in cash for $60 million in principal amount of old notes. If more than $60 million in principal amount of old notes are tendered under this option, Danka will exchange $800 in principal amount of new zero coupon senior subordinated notes due April 1, 2004 for every additional $1,000 in principal amount of old notes tendered. Danka will distribute the $24 million in cash so that everyone who tenders old notes under this option will receive cash and new senior subordinated notes in the same proportions as everyone else who tenders old notes under this option. Danka may issue new senior subordinated notes in denominations of less than $1,000. Danka will not determine whether the limited cash option is over-subscribed until after this exchange offer closes. You will not be able to withdraw your tender of old notes once we make this determination even though it may affect the type of exchange consideration that you will receive in this exchange offer.


  .Zero Coupon Note Option


    $800 in principal amount of new zero coupon senior subordinated notes due April 1, 2004 for every $1,000 in principal amount of old notes tendered under this option. We may issue new senior subordinated notes in denominations of less than $1,000.


  .10% Note Option

    $1,000 in principal amount of new 10% subordinated notes due April 1, 2008 for every $1,000 in principal amount of old notes tendered under this option.

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   You do not have to choose the same option for all the old notes you tender.
You do not have to tender all of your old notes to participate in this exchange offer. However, this exchange offer is conditioned on Danka receiving valid tenders of at least 95% in aggregate principal amount of the old notes. You may withdraw your tender of old notes or change your choice of consideration options at any time before the expiration of this exchange offer.


   This material is being forwarded to you as the beneficial owner of old notes held by us for your account but not registered in your name. The accompanying letter of transmittal is furnished to you for informational purposes only and may not be used by you to tender old notes with respect to old notes held by us for your account. A tender of such old notes may be made only by us as the holder and only pursuant to your instructions.

   Accordingly, we request instructions as to whether you wish us to tender the old notes held by us for your account.

   We urge you to read carefully the prospectus and the letter of transmittal and consent before instructing us to tender your old notes.

   If you wish to have us tender your old notes pursuant to the exchange offer, please so instruct us by completing, executing and returning to us the instruction form that appears on the final page of this letter.

   Your instructions to us should be forwarded as promptly as possible in order to permit us to tender your old notes in accordance with the provisions of the exchange offer.

   Your attention is directed to the following:

     1. The exchange offer is for all old notes that are outstanding.

     2. If you desire to tender any old notes pursuant to the exchange offer and receive the exchange offer consideration, we must receive your instructions in ample time to permit us to effect a tender of old notes on your behalf prior to 11:59 p.m., New York City time, on the expiration date. Unless otherwise specified in your instructions, tenders of all your old notes will be made on your behalf.


     3. The exchange offer is conditioned upon, among other things, at least 95% in aggregate principal amount of the old notes being validly tendered and not properly withdrawn pursuant to the exchange offer.

     4. You do not have to choose the same consideration option for all the old notes that you tender.

     5. Any transfer taxes incident to the transfer of old notes from the tendering holder to Danka will be paid by Danka, except as provided in the prospectus and the letter of transmittal.

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                                 INSTRUCTIONS

   The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the exchange offer and consent solicitation by Danka Business Systems PLC with respect to its 6.75% subordinated convertible notes due April 1, 2002.

   This will instruct you to tender old notes held by you for the account of the undersigned pursuant to the terms and conditions set forth in the prospectus and the letter of transmittal.

   A. [_] Tender all of my old notes for the limited cash option.

   B. [_] Tender all of my old notes for the senior subordinated note option.

   C. [_] Tender all of my old notes for the 10% note option.

   D. [_] I hold more than $1,000 in aggregate-principal amount of old notes and I wish to make a mixed election as to form of consideration.

   (1) : The principal amount of old notes being tendered for the limited cash option.

   (2) : The principal amount of old notes being tendered for the senior subordinated note option.


   (3) : The principal amount of old notes being tendered for the 10% note option.

   (4) : Total principal amount of old notes being tendered for this mixed election. (This amount is the total of items D(1), D(2) and D(3) above and must be equal to the total principal of old notes being tendered.)

   Note: Tendering noteholders should check the appropriate box above to indicate which consideration option they have chosen under the exchange offer. Check one box only. Tendering noteholders who check box (A), (B) or (C) will be deemed to be tendering all of their old notes for the chosen consideration option. Tendering noteholders who check box (D) should insert the appropriate principal amount of old notes which they have chosen to tender for each consideration option in the space next to the appropriate consideration option.



 __________________________________      __________________________________
 Date                                     Signature(s)

 __________________________________      __________________________________
 Please Print Name(s)                     Zip Code

 __________________________________      __________________________________
                                          Area Code and Telephone No.
 __________________________________
 Address                                 __________________________________
                                          Tax Identification or Social
 __________________________________       Security No.

 __________________________________      __________________________________
                                          My Account Number with You
 __________________________________

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